Exhibit 10.46

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (the “Agreement”), dated June 1, 2004, is between SPACEHAB, Incorporated, a Washington corporation (the “Company”), and Vladimir J. Fishel (the “Employee”).

WHEREAS, the Employee is employed by the Company as Part-Time employee and former Director of Russian Programs;

WHEREAS, the Employee and the Company are the parties to an employment agreement, dated March 16, 2001 (the “Prior Employment Agreement”) and a Part-Time Employment Agreement dated December 11, 2003, and;

WHEREAS, the parties wish to terminate the Employee’s part-time employment with the Company and his severance and to settle their mutual rights and obligations under the Prior Employment Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1. Termination/Resignation

The parties agree that the Employee’s Part-Time Employment Agreement and severance under the Prior Employment Agreement with the Company will terminate effective May 31, 2004 (the “Termination Date”). The parties agree that the Employee’s last day of active part-time employment will be May 31, 2004. Employee agrees to resign from all part-time positions he holds with the Company effective as of Termination Date.

SECTION 2. Termination Payments

(a) Termination Payments. The Company shall provide the Employee with a lump sum payout in the amount of $26,073.48 (before required payroll deductions) as full and final payment under the Part-Time Employment Agreement (which includes 26 hours at $125/hour) and the severance under the Prior Employment Agreement which includes maximum amount owed under such agreements, except the amount, if any, set forth in paragraph (c) below.

(b) Termination of Benefits. All employee benefits, including the vesting of stock options, for Employee (and his eligible dependents, if applicable) shall terminate in accordance with Company policy for employees with a termination date of May 31, 2004.

(c) Other Compensation under the Prior Employment Agreement. The Company shall compute and pay to Employee (which at such time shall be paid as non-employee compensation) an amount in lieu of other compensation, if any, due Employee under Section 6 (b) of the Prior Employment Agreement at such time and in such manner as would have been computed if the severance provisions of the Prior Employment Agreement were not terminated by this agreement.

SECTION 3. Restrictive Covenants

Executive will continue to be bound by the confidential information, non-interference and invention provisions of Sections 7, 8, 9 and 16 of the Prior part-time and severance Employment Agreement in accordance with their terms for a termination of employment. A breach by Executive of the confidential information, non-interference or invention provisions of Sections 7, 8, 9 and 16 of the Prior Employment Agreement, in addition to any other remedies available under Sections 7, 8, 9 and 16 of the Prior Employment Agreement, is still enforceable except as waived under the contract with VJF Russian Consulting, Ltd.

SECTION 4. Release

As a condition to the payments set forth in Section 2 hereof, the Executive shall execute and honor the release of claims against the Company in the form attached hereto as Exhibit A.

SECTION 5. Miscellaneous

(a) Complete Agreement. This Agreement and the Part-Time Employment Agreement constitute the entire agreement between the parties and cancels and supersedes all other agreements and understandings, whether written or oral, between the parties which may have related to the subject matter contained in this Agreement, including, without limitation, the Prior Employment Agreement (other than as provided in Section 3 hereof).

(b) Tax Withholding. All payments required to be made by the Company to the Executive under this Agreement shall be subject to the withholding of such amounts relating to income tax, employment tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law, regulation or authorization.

(c) Indemnification. This Agreement shall not be construed or applied so as to waive or limit Executive’s rights, if any, to indemnification and/or defense in connection with claims or demands against his that arise from or relate to his acts or omissions in relation to his employment and/or investment relationship with the Company, whether such rights arise under the Company’s certificate of incorporation, bylaws, policies, procedures, contracts of insurance, or otherwise.

(d) Amendment; Waiver. No modification, amendment or waiver of any provisions of this Agreement shall be effective unless approved in writing by each of the parties hereto. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision hereof in accordance with its terms.

(e) Litigation. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE

STATE OF TEXAS, EXCEPT THAT NO DOCTRINE OF CHOICE OF LAW SHALL BE USED TO APPLY ANY LAW OTHER THAN THAT OF THE STATE OF TEXAS, AND NO DEFENSE, COUNTERCLAIM OR RIGHT OF SET-OFF GIVEN OR ALLOWED BY THE LAWS OF ANY OTHER STATE OR JURISDICTION, OR ARISING OUT OF THE ENACTMENT, MODIFICATION OR REPEAL OF ANY LAW, REGULATION, ORDINANCE OR DECREE OF ANY FOREIGN JURISDICTION, BE INTERPOSED IN ANY ACTION HEREON. SUBJECT TO PARAGRAPH (F) BELOW, EXECUTIVE AND THE COMPANY AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS AGREEMENT MAY BE COMMENCED IN THE COURTS OF HARRIS COUNTY, TEXAS. OR THE UNITED STATES DISTRICT COURTS IN THE STATE OF TEXAS. EXECUTIVE AND THE COMPANY CONSENT TO SUCH JURISDICTION, AGREE THAT VENUE WELL BE PROPER IN SUCH COURTS AND WAIVE ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS. THE CHOICE OF FORUM SET FORTH IN THIS PARAGRAPH (E) SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER JURISDICTION.

(f) Arbitration. EXCEPT FOR BREACHES RELATING TO SECTION 3 HEREOF, EXECUTIVE AND THE COMPANY AGREE THAT ANY DISPUTE BETWEEN OR AMONG THE PARTIES TO THIS AGREEMENT RELATING TO OR IN RESPECT OF THIS AGREEMENT, ITS NEGOTIATION, EXECUTION, PERFORMANCE, SUBJECT MATTER, OR ANY COURSE OF CONDUCT OR DEALING OR ACTIONS UNDER OR IN RESPECT OF THIS AGREEMENT, SHALL BE SUBMITTED TO, AND RESOLVED EXCLUSIVELY PURSUANT TO ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. SUCH ARBITRATION SHALL TAKE PLACE IN HOUSTON, HARRIS COUNTY, TEXAS, AND SHALL BE SUBJECT TO THE SUBSTANTIVE LAW OF THE STATE OF TEXAS. DECISIONS PURSUANT TO SUCH ARBITRATION SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES. UPON THE CONCLUSION OF ARBITRATION, EXECUTIVE OR THE COMPANY MAY APPLY TO ANY COURT OF THE TYPE DESCRIBED IN PARAGRAPH (E) TO ENFORCE THE DECISION PURSUANT TO SUCH ARBITRATION. IN CONNECTION WITH THE FOREGOING, THE PARTIES HEREBY WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT OR ITS SUBJECT MATTER.

(g) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(h) Assignment. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of their respective successors, assigns, executors, administrators and heirs; provided, however, that neither the Company nor the Executive may assign any of their obligations under this Agreement without the prior written consent of the other.

(i) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SPACEHAB, INCORPORATED

By	/s/ MICHAEL E KEARNEY
Title	President & CEO

EXECUTIVE

/s/ Illegible

EXHIBIT A

MUTUAL RELEASE OF CLAIMS AND COVENANT NOT TO SUE

This MUTUAL RELEASE OF CLAIMS AND COVENANT NOT TO SUE (the “Release”) is made by and between Vladimir J. Fishel (the “Executive”) and SPACEHAB, Incorporated, a Washington corporation (the “Company”) on the date set forth below.

Section 1. Executive Release. In consideration of the agreement by the Company to provide the Executive with the rights, payments and benefits under the Termination Agreement by and among the Executive and the Company, dated June 1, 2004 (the “Termination Agreement”) and the Part-Time Employment Agreement between the Executive and the Company, dated December 11, 2003 (the “Part-Time Employment Agreement”), the Executive hereby agrees as follows:

(a) Release and Covenant. The Executive, of his own free will, voluntarily releases and forever discharges the Company and its respective subsidiaries, affiliates, their directors, members, officers, employees, agents, stockholders, successors and assigns (both individually and in their official capacities with the Company) from, and covenants not to sue or proceed against any of the foregoing on the basis of, any and all past or present causes of action, suits, agreements or other claims which the Executive, his dependents, relatives, heirs, executors, administrators, successors and assigns has or have against the Company upon or by reason of any matter, cause or thing whatsoever, including, but not limited to, any matters arising out of his employment by the Company and the cessation of said employment, and including, but not limited to, any alleged violation of the Civil Rights Acts of 1964 and 1991, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act of 1990, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Iowa Civil Rights Act, Iowa Code § 216 (1993); and any other federal, state or local law, regulation or ordinance, or public policy, contract or tort law having any bearing whatsoever on the terms and conditions of employment or termination of employment. This release shall not, however, constitute a waiver of any of Executive’s rights upon termination of employment under (i) the terms of any employee benefit plan of Company in which Executive is participating or (iii) of the Executive’s rights under the Termination Agreement or the Part-Time Employment Agreement.

(b) Due Care. The Executive acknowledges that he has received a copy of this Release prior to its execution and has been advised hereby of his opportunity to review and consider this Release for 21 days prior to its execution. The Executive further acknowledges that he has been advised hereby to consult with an attorney prior to executing this Release. The Executive enters into this Release having freely and knowingly elected, after due consideration, to execute this Release and to fulfill the promises set forth herein. This Release shall be revocable by the Executive during the 7-day period following its execution, and shall not become effective or enforceable until the expiration of such 7-day period. In the event of such a revocation, the Executive shall not be entitled to the consideration for this Release set forth above.

(c) Reliance by Executive. The Executive acknowledges that, in his decision to enter into this Release, he has not relied on any representations, promises or agreements of any kind, including oral statements by representatives of the Company, except as set forth in this Release, the Termination Agreement or the Part-Time Employment Agreement and the severance of the Prior Employment Agreement.

SECTION 2 Company Release. In consideration of the agreement of the Executive to enter the Termination Agreement, the Part-Time Employment Agreement, and the severance of the Prior Employment Agreement the Company does hereby agree to forever release the Executive, his heirs, successors and assigns (hereinafter collectively referred to as the “Executive Releasees”), from any and all causes of action, agreements, damages, judgments, claims, debts, covenants, executions and demands of any kind whatsoever, which the Company ever had, now has or may have against the Executive Releasees or any of them, in law or equity, whether known or unknown, for, upon, or by reason of, any matter whatsoever occurring up to the date this Release is signed by the Company, including without limitation in connection with or in relationship to the Executive’s employment relationship with the Company or its affiliates or the termination of such relationship; PROVIDED that such released claims shall not include any claims (i) to enforce the Company’s rights under, or with respect to, the Termination Agreement, the Part-Time Employment Agreement, the Prior Employment Agreement, or Sections 7,8,9 and 16 of the employment agreement between the Company and the Executive, dated March 16, 2001, or (ii) in connection with any fraud, willful misconduct, gross negligence or criminal act on Executive’s part.

This MUTUAL RELEASE OF CLAIMS AND COVENANT NOT TO SUE is executed by the Executive and the Company on 6/1/04.

SPACEHAB, INCORPORATED

By	/s/ MICHAEL & KEARNEY
Title	President & CEO

EXECUTIVE

/s/ VLADIMIR J. FISHEL
Vladimir J. Fishel

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